UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2013

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events

On January 4, 2013, the Compensation Committee of the Board of Directors of BlueLinx Holdings Inc. (the “Company”) approved a form of Performance Share Award Agreement (the “Award Agreement”) for use in connection with grants of Performance Shares to employees and executive officers of the Company and its subsidiaries under the Company’s Amended and Restated 2006 Long-Term Equity Incentive Plan (the “Plan”).  Pursuant to the terms of the Plan and the Award Agreement, recipients will be entitled to receive, at the option of the Compensation Committee of the Board of Directors of the Company, either shares of the Company’s common stock, par value $.01 per share or a lump sum cash payment equal to the Fair Market Value (as defined in the Plan) of one share for each Performance Share earned, upon the achievement during the applicable vesting period of performance criteria to be established by the Compensation Committee.  As of the date of this Current Report on Form 8-K, no grants of Performance Shares have been made by the Compensation Committee.  However, the Company expects to make grants of Performance Shares under the Plan in 2013 and anticipates that the performance criteria for any such awards granted in 2013 will be based on the achievement of EBITDA targets.

A copy of the form Award Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto.

Item 9.01                      Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
10.1	Form of Performance Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

	By:	/s/ Sara E. Epstein
Sara E. Epstein
Secretary

Dated: January 4, 2013